As filed with the Securities and Exchange Commission on December 9, 2008

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF CERTAIN REAL ESTATE COMPANIES

HATTERAS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

(336) 760-9347

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Michael R. Hough

Chairman and Chief Executive Officer

Hatteras Financial Corp.

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

(336) 760-9347

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey M. Sullivan DLA Piper LLP (US) 4141 Parklake Avenue Suite 300 Raleigh, North Carolina 27612 Phone: (919) 786-2000 Facsimile: (919) 786-2200	David C. Wright Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 Phone: (804) 788-8638 Facsimile: (804) 343-4580

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-155591

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $.001 par value per share	$34,500,000	$1,356

(1)	Based on the public offering price.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the accountants’ consent. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-155591), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on December 9, 2008 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $34,500,000 of our common stock for sale in the offering related to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston Salem, State of North Carolina, on December 9, 2008.

HATTERAS FINANCIAL CORP.

By:	/S/ MICHAEL R. HOUGH
Michael R. Hough Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Hough Michael R. Hough	Chairman and Chief Executive Officer	December 9, 2008

* Benjamin M. Hough	President, Chief Operating Officer, and Director	December 9, 2008

* Kenneth A. Steele	Chief Financial Officer, Treasurer and Secretary	December 9, 2008

David W. Berson	Director	December 9, 2008

* Ira G. Kawaller	Director	December 9, 2008

* Jeffrey D. Miller	Director	December 9, 2008

* Thomas D. Wren	Director	December 9, 2008

*By:	/S/ MICHAEL R. HOUGH
Michael R. Hough Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description of Document

5	Opinion of DLA Piper US LLP re legality

8	Opinion of DLA Piper US LLP re tax matters

23.1	Consent of Ernst & Young LLP

23.2	Consent of DLA Piper US LLP (included in Exhibits 5 and 8)

24	Power of Attorney (previously filed in the registrant’s registration statement on Form S-11 (333-155591) and incorporated herein by reference)